EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2019

NEW YORK, May 08, 2019 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the second fiscal quarter ended March 31, 2019.

HIGHLIGHTS

Quarter ended March 31, 2019 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$961.5
PSSL investment portfolio	$502.1
Net assets	$513.3
Net asset value per share	$13.24

Credit Facility	$348.9
2023 Notes	$137.4

Yield on debt investments at quarter-end	9.1%

Operating Results:
Net investment income	$11.8
Net investment income per share	$0.30
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$136.1
Sales and repayments of investments	$143.2

Number of new portfolio companies invested	5
Number of existing portfolio companies invested	22
Number of ending portfolio companies	88

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $172.5 million, at fair value.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 9, 2019

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 9, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 239-9838 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0448. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 23, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8852772.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that our current run rate net investment income covers the dividend,” said Art Penn, Chairman and CEO. “Our earnings stream should continue to have a nice tailwind based on a gradual increase in our debt to equity ratio, while still maintaining a prudent debt profile.”

As of March 31, 2019, our portfolio totaled $961.5 million and consisted of $850.1 million of first lien secured debt (including $121.0 million in PSSL), $27.2 million of second lien secured debt and $84.2 million of preferred and common equity (including $51.5 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments and 1% fixed-rate investments. As of March 31, 2019, we had four portfolio companies on non-accrual, representing 3.2% and 1.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $26.0 million. Our overall portfolio consisted of 88 companies with an average investment size of $10.9 million, had a weighted average yield on debt investments of 9.1%, and was invested 88% in first lien secured debt (including 13% in PSSL), 3% in second lien secured debt and 9% in preferred and common equity (including 5% in PSSL). As of March 31, 2019, 97% of the investments held by PSSL were first lien secured debt.

As of September 30, 2018, our portfolio totaled $1,000.6 million and consisted of $913.3 million of first lien secured debt (including $101.1 million in PSSL), $21.2 million of second lien secured debt and $66.1 million of preferred and common equity (including $44.8 million in PSSL). Our debt portfolio consisted of 100% variable-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $0.9 million. Our overall portfolio consisted of 88 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.8%, and was invested 91% in first lien secured debt (including 10% in PSSL), 2% in second lien secured debt and 7% in preferred and common equity (including 4% in PSSL). As of September 30, 2018, all of the investments held by PSSL were first lien secured debt.

For the three months ended March 31, 2019, we invested $136.1 million in five new and 22 existing portfolio companies with a weighted average yield on debt investments of 8.7%. Sales and repayments of investments for the three months ended March 31, 2019 totaled $143.2 million. For the six months ended March 31, 2019, we invested $316.8 million in 14 new and 46 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2019 totaled $333.5 million.

For the three months ended March 31, 2018, we invested $138.5 million in six new and 17 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the three months ended March 31, 2018 totaled $46.6 million. For the six months ended March 31, 2018, we invested $315.3 million in 17 new and 28 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the six months ended March 31, 2018 totaled $195.7 million.

PennantPark Senior Secured Loan Fund I LLC

As of March 31, 2019, PSSL’s portfolio totaled $502.1 million, consisted of 43 companies with an average investment size of $11.7 million and had a weighted average yield on debt investments of 8.1%. As of September 30, 2018, PSSL’s portfolio totaled $425.4 million, consisted of 42 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 7.8%.

For the three months ended March 31, 2019, we invested $25.2 million (including $19.7 million purchased from the Company) in one new and three existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the three months ended March 31, 2019 totaled $17.8 million. For the six months ended March 31, 2019, we invested $167.6 million in 10 new and 10 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the six months ended March 31, 2019 totaled $88.5 million.

For the three months ended March 31, 2018, we invested $79.9 million in six new and three existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the three months ended March 31, 2018 totaled $6.7 million. For the six months ended March 31, 2018, we invested $127.7 million in 13 new and three existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the six months ended March 31, 2018 totaled $7.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2019 and 2018.

Investment Income

Investment income for the three and six months ended March 31, 2019 was $23.0 million and $46.2 million, respectively, and was attributable to $21.0 million and $42.1 million from first lien secured debt and $2.0 million and $4.1 million from second lien secured debt and preferred equity, respectively. This compares to investment income for the three and six months ended March 31, 2018, which was $16.5 million and $31.3 million, respectively, and was attributable to $13.2 million and $26.8 million from first lien secured debt and $3.3 million and $4.5 million from second lien secured debt, subordinated debt and preferred and common equity, respectively. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2019 totaled $11.2 million and $23.5 million, respectively. Base management fee for the same periods totaled $2.4 million and $4.9 million, incentive fee totaled $2.5 million (including $2.5 million on net investment income and zero accrued but not payable on realized gains) and $1.3 million (including $2.7 million on net investment income and $(1.4) million accrued but not payable on realized gains), debt related interest and expenses totaled $5.3 million (including less than $0.1 million in amendment costs on our multi-currency, senior secured revolving credit facility, or the Credit Facility) and $15.1 million (including $4.5 million in Credit Facility amendment costs) and general and administrative expenses totaled $1.0 million and $2.2 million, respectively. This compares to expenses for the three and six months ended March 31, 2018, which totaled $7.1 million and $23.9 million, respectively. Base management fee for the same periods totaled $1.9 million and $3.8 million, incentive fee totaled $0.4 million (including $0.2 million on unrealized gains accrued but not payable) and $0.5 million (including $0.4 million on unrealized gains accrued but not payable), debt related interest and expenses totaled $3.5 million and $17.0 million (including $10.9 million in Credit Facility amendment and debt issuance costs 3.83% Series A notes due 2023, or the 2023 Notes), general and administrative expenses totaled $1.1 million and $2.2 million and provision for taxes totaled $0.2 million and $0.4 million, respectively. The increase in expenses for the three months ended March 31, 2019 compared to the same period in the prior year was primarily due to increase in management and incentive fees and debt related interest and expenses due to the growth of our portfolio in the current period. The decrease in expenses for the six months ended March 31, 2019 compared to the same period in the prior year was primarily due to the expenses incurred in connection with the debt issuance costs on the 2023 Notes in the prior period.

Net Investment Income

Net investment income totaled $11.8 million and $22.7 million, or $0.30 and $0.59 per share, for the three and six months ended March 31, 2019, respectively. Net investment income totaled $9.4 million and $7.5 million, or $0.24 and $0.20 per share, for the three and six months ended March 31, 2018, respectively. The increase in net investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2019 totaled $143.2 million and $333.5 million, respectively, and net realized gains totaled $1.1 million and $2.0 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2018 totaled $46.6 million and $195.7 million, respectively, and net realized gains (losses) totaled $1.5 million and $(1.3) million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three and six months ended March 31, 2019, we reported net change in unrealized depreciation on investments of $12.7 million and $25.1 million, respectively. For the three and six months ended March 31, 2018, we reported net change in unrealized (depreciation) appreciation on investments of $(0.6) million and $2.9 million, respectively. As of March 31, 2019 and September 30, 2018, our net unrealized depreciation on investments totaled $26.0 million and $0.9 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same period in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three and six months ended March 31, 2019, the Credit Facility and the 2023 Notes had a net change in unrealized appreciation of $5.6 million and $0.1 million, respectively. For the three and six months ended March 31, 2018, the Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $5.3 million and $8.4 million, respectively. As of March 31, 2019 and September 30, 2018, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $4.6 million and $4.7 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $(5.5) million and $(0.5) million, or $(0.14) and $(0.01) per share, respectively, for the three and six months ended March 31, 2019. This compares to a net change in net assets resulting from operations of $15.6 million and $17.5 million, or $0.40 and $0.46 per share, respectively, for the three and six months ended March 31, 2018. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to depreciation of the portfolio in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the six months ended March 31, 2019 and 2018, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility, amendment costs and debt issuance costs, was 6.16% and 7.40%, respectively (excluding amendment and debt issuance costs, amounts were 5.08% and 3.91%, respectively).

As of March 31, 2019 and September 30, 2018, we had $352.3 million and $333.7 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 4.47% and 4.25%, exclusive of the fee on undrawn commitments as of March 31, 2019 and September 30, 2018, respectively. As of March 31, 2019 and September 30, 2018, we had $167.7 million and $71.3 million of unused borrowing capacity under the Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2019 and September 30, 2018, we had cash equivalents of $33.7 million and $72.2 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $35.6 million for the six months ended March 31, 2019, and our financing activities used cash of $3.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for distributions paid to stockholders.

Our operating activities used cash of $111.7 million for the six months ended March 31, 2018, and our financing activities provided cash of $142.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and the issuance of the 2023 Notes, partially offset by net repayments under the Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2019, we declared distributions of $0.285 and $0.57 per share, respectively, for total distributions of $11.0 million and $22.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.57 per share, respectively, for total distributions of $11.0 million and $21.5 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2019	September 30, 2018
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$814,383,877 and $856,893,017, respectively)	$788,954,496	$854,753,064
Controlled, affiliated investments (cost—$172,812,500 and $144,375,000, respectively)	172,507,113	145,860,229
Total of investments (cost—$987,196,377 and $1,001,268,017, respectively)	961,461,609	1,000,613,293
Cash and cash equivalents (cost—$33,800,646 and $72,231,801, respectively)	33,742,035	72,224,183
Interest receivable	2,818,212	2,813,808
Receivable for investments sold	13,945,000	—
Prepaid expenses and other assets	106,097	792,069
Total assets	1,012,072,953	1,076,443,353
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	—	59,587,222
Credit Facility payable (cost—$352,307,500 and $333,727,520, respectively)	348,939,801	332,128,815
2023 Notes payable (cost—$138,579,858)	137,360,355	135,503,385
Interest payable on debt	2,961,963	2,638,504
Base management fee payable	2,418,706	2,419,629
Performance-based incentive fee payable	2,514,047	3,298,404
Accrued other expenses	929,778	1,342,479
Total liabilities	498,807,997	540,601,785
Commitments and contingencies
Net assets
Common stock, 38,772,074 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	539,462,336	539,462,336
Accumulated distributable net loss	(26,236,152)	(3,659,540)
Total net assets	$513,264,956	$535,841,568
Total liabilities and net assets	$1,012,072,953	$1,076,443,353
Net asset value per share	$13.24	$13.82

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$16,825,167	$14,639,839	$34,995,165	$28,507,259
Other income	1,390,690	262,878	2,011,879	696,058
From controlled, affiliated investments:
Interest	3,214,482	898,103	6,032,527	1,433,863
Dividend	1,575,000	700,000	3,150,000	700,000
Total investment income	23,005,339	16,500,820	46,189,571	31,337,180
Expenses:
Base management fee	2,418,706	1,929,703	4,917,472	3,751,766
Performance-based incentive fee	2,514,047	375,101	1,321,638	523,111
Interest and expenses on debt	5,316,180	3,477,374	10,621,658	6,095,682
Administrative services expenses	350,000	500,000	850,000	1,000,000
Other general and administrative expenses	616,077	618,750	1,232,152	1,237,501
Expenses before amendment costs, debt issuance costs and provision for taxes	11,215,010	6,900,928	18,942,920	12,608,060
Credit Facility amendment costs and debt issuance costs	5,013	—	4,517,292	10,869,098
Provision for taxes	—	200,000	—	400,000
Total expenses	11,220,023	7,100,928	23,460,212	23,877,158
Net investment income	11,785,316	9,399,892	22,729,359	7,460,022
Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments	1,079,348	1,463,057	2,002,814	(1,323,494)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(13,288,572)	(1,013,160)	(23,330,111)	2,184,996
Controlled, affiliated investments	573,851	435,258	(1,790,617)	753,700
Debt (appreciation) depreciation	(5,621,668)	5,304,713	(87,975)	8,433,318
Net change in unrealized (depreciation) appreciation on investments and debt	(18,336,389)	4,726,811	(25,208,703)	11,372,014
Net realized and unrealized (loss) gain from investments and debt	(17,257,041)	6,189,868	(23,205,889)	10,048,520
Net (decrease) increase in net assets resulting from operations	$(5,471,725)	$15,589,760	$(476,530)	$17,508,542
Net (decrease) increase in net assets resulting from operations per common share	$(0.14)	$0.40	$(0.01)	$0.46
Net investment income per common share	$0.30	$0.24	$0.59	$0.20

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:    Aviv Efrat
                      PennantPark Floating Rate Capital Ltd.
                      (212) 905-1000
                      www.pennantpark.com